Exhibit 99.1

Rose Rock Midstream, L.P. Reports First Quarter 2012 Results

First Quarter Adjusted EBITDA Increased 28% Over 2011

Tulsa, OK – May 9, 2012—Rose Rock Midstream, L.P. (NYSE: RRMS) today announced its financial results for the three months ended March 31, 2012.

Rose Rock Midstream’s first quarter 2012 Adjusted EBITDA increased 28 percent to $11.4 million, compared to $8.9 million for the same quarter in 2011. The early completion of the Cushing storage expansion and higher volumes contributed to the increased earnings. Adjusted gross margin and Adjusted EBITDA, which are non-GAAP measures, are defined and reconciled to their most directly comparable GAAP measures below.

Rose Rock Midstream reported Adjusted gross margin of $19.4 million for the first quarter of 2012, compared to Adjusted gross margin of $16.2 million for the same period last year.

“We’ve started 2012 on a solid note and are excited about Rose Rock Midstream’s strong balance sheet and future growth opportunities,” said Norm Szydlowski, chief executive officer of Rose Rock Midstream’s general partner. “During the first quarter, we completed our Cushing tank expansion ahead of schedule. The additional 1.95 million barrel tankage was placed online as of March 31, 2012 and is supported by five-year lease agreements.”

In the first quarter of 2012, Rose Rock Midstream reported revenues of $179.7 million with a net income of $7.8 million, compared to revenue of $83.8 million with a net income of $7.6 million for the first quarter of 2011.

Rose Rock Midstream’s distributable cash flow for the three months ended March 31, 2012 was $10.5 million. On April 24, 2012, Rose Rock Midstream declared a cash distribution for the first quarter of 2012 of $.3725 per unit, or $1.49 per unit on an annualized basis. This is a 2.8% increase over the prior quarter on an annualized basis and marks the first increase in the distribution to RRMS limited partner unitholders. The distribution will be paid on May 15, 2012 to all unitholders of record on May 7, 2012.

Earnings Conference Call

Rose Rock Midstream will host a joint conference call with SemGroup Corporation (NYSE: SEMG) for investors today at 10 a.m. EDT. The call can be accessed live over the telephone by dialing 800.706.7745, or for international callers, 617.614.3472. The pass code for the call is 28106505. A replay will be available shortly after the call and can be accessed by dialing 888.286.8010, or for international callers, 617.801.6888. The pass code for the replay is 54082430. The replay will be available until May 16, 2012. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Rose Rock Midstream’s Investor Relations website at

www.rrmidstream.com. A replay of the webcast will also be available for a year following the call at www.rrmidstream.com on the Calendar of Events-Past Events page. First quarter 2012 earnings slide deck will be posted under Investor Relations/Presentations.

About Rose Rock Midstream

Rose Rock Midstream, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership recently formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services. Headquartered in Tulsa, OK, Rose Rock Midstream has operations in six different states with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Non-GAAP Financial Measures

This Press Release and the accompanying schedules include the non-GAAP financial measures of Adjusted gross margin and Adjusted EBITDA, which may be used periodically by management when discussing our financial results with investors and analysts. The accompanying schedules of this Press Release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Adjusted gross margin and Adjusted EBITDA are presented as management believes they provide additional information and metrics relative to the performance of our business.

Operating income (loss) is the GAAP measure most directly comparable to Adjusted gross margin, and net income (loss) and cash provided by (used in) operating activities are the GAAP measures most directly comparable to Adjusted EBITDA. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted gross margin and Adjusted EBITDA in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted gross margin and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Management compensates for the limitation of Adjusted gross margin and Adjusted EBITDA as analytical tools by reviewing the comparable GAAP measures, understanding the differences between Adjusted gross margin and Adjusted EBITDA, on the one hand, and operating income (loss), net income (loss) and net cash provided by (used in) operating activities, on the other hand, and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements.” All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, including distributable cash flow, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay the minimum quarterly distribution; any sustained reduction in demand for crude oil in markets served by our midstream assets; our ability to obtain new sources of supply of crude oil; competition from other midstream energy companies; our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facility; our ability to access credit markets; our ability to renew or replace expiring storage contracts; the loss of or a material nonpayment or nonperformance by any of our key customers; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; hazards or operating risks incidental to the gathering, transporting or storing of crude oil; our failure to comply with new or existing environmental laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:

Investor Relations:

Alisa Perkins

918-524-8081

roserockir@rrmidstream.com

Media:

Liz Barclay

918-524-8158

lbarclay@rrmidstream.com

Consolidated Balance Sheets

(dollars in thousands, unaudited, condensed)	March 31, 2012	December 31, 2011
ASSETS
Current assets	$244,061	$166,582
Property, plant and equipment, net	277,392	276,246
Other noncurrent assets, net	2,642	2,666

Total assets	$524,095	$445,494

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$212,489	$140,553
Long-term debt	80	87

Total liabilities	212,569	140,640

Total partners’ capital	311,526	304,854

Total liabilities and partners’ capital	$524,095	$445,494

Consolidated Statements of Income

	Three Months Ended
(dollars in thousands, except per unit amounts, unaudited, condensed)	March 31,
	2012	2011
Revenues	$179,715	$83,791

Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	160,508	66,000
Operating	5,227	4,664
General and administrative	2,703	2,357
Depreciation and amortization	2,967	2,683

Total expenses	171,405	75,704

Operating income	8,310	8,087

Other expenses, net	552	483

Net income	$7,758	$7,604

Allocation of net income used for earnings per unit calculation:
Net income	$7,758
Net income allocated to general partner	$155

Net income allocated to common unitholders	$3,801.5

Net income allocated to subordinated unitholders	$3,801.5

Earnings per limited partner unit:
Common unit (basic and diluted)	$0.45

Subordinated unit (basic and diluted)	$0.45

Weighted average number of limited partner units outstanding:
Common units (basic and diluted)	8,390

Subordinated units (basic and diluted)	8,390

Non-GAAP Reconciliation

	Three Months Ended
(dollars in thousands, unaudited)	March 31,
	2012	2011
Reconciliation of operating income to adjusted gross margin:
Operating income	$8,310	$8,087
Add:
Unrealized (gain) loss on derivatives	146	(1,589)
Operating	5,227	4,664
General and administrative	2,703	2,357
Depreciation and amortization	2,967	2,683

Adjusted gross margin	$19,353	$16,202

Reconciliation of net income to adjusted EBITDA:
Net income	$7,758	$7,604
Add:
Interest expense	480	483
Depreciation and amortization	2,967	2,683
Unrealized (gain) loss on derivatives	146	(1,589)
Non-cash compensation expense	61	—
(Gain) loss on impairment or sale of assets	—	2
Provision for (recovery of) uncollectible accounts receivable	—	(300)

Adjusted EBITDA	$11,412	$8,883

Reconciliation of net cash provided by (used in) operating activities to adjusted EBITDA:
Net cash provided by (used in) operating activities	$(240)	$25,173
Less:
Changes in assets and liabilities, net of acquisitions and deconsolidated subsidiaries	(11,257)	16,773
Add:
Interest expense, excluding amortization of debt issuance costs	395	483

Adjusted EBITDA	$11,412	$8,883

Distributable Cash Flow

(dollars in thousands, unaudited)	Three Months Ended March 31,
	2012
Net income	$7,758
Add: Interest expense	480
Add: Depreciation and amortization	2,967

EBITDA	11,205
Add: Unrealized (gain) loss on derivatives	146
Add: Non-cash compensation expense	61

Adjusted EBITDA	$11,412

Less: Cash interest expense	394
Less: Maintenance capital expenditures	476

Distributable cash flow	$10,542

Distribution declared at April 24, 2012(1)	$6,378

Distribution coverage ratio	1.7	x

(1)	The distribution declared April 24, 2012 represents $.3725 per unit, or $1.49 per unit on an annualized basis. This is a 2.8% increase over the prior quarter on an annualized basis.